UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): September 30, 2019

Q2 HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-36350	20-2706637
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

13785 Research Blvd, Suite 150
Austin, Texas 78750
(Address of Principal Executive Offices, and Zip Code)

(512) 275-0072
Registrant's Telephone Number, Including Area Code

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	QTWO	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.
On September 30, 2019, Q2 Holdings, Inc., a Delaware corporation (the "Company"), entered into an Agreement and Plan of Merger (the "Merger Agreement"), by and among the Company, Lender Performance Group, LLC, a Delaware limited liability company, also doing business as PrecisionLender ("Target"), Lender Performance Group Blocker, LLC, a Delaware limited liability company ("Blocker A"), LPGB, Inc., a Delaware corporation ("Georgian Blocker"), Insight (Delaware) PL Blocker Corporation, a Delaware corporation ("Insight Blocker A"), Insight (Cayman) PL Blocker Corporation, a Delaware corporation ("Insight Blocker B" and together with Blocker A, Georgian Blocker and Insight Blocker A, each a "Blocker" and collectively the "Blockers"), Arrow Company Merger Sub, LLC, a Delaware limited liability company and wholly owned subsidiary of Company (the "Target Merger Sub"), Arrow Blocker Merger Sub 1, LLC, a Delaware limited liability company and wholly owned subsidiary of Company ("Blocker Merger Sub 1"), Arrow Blocker Merger Sub 2, Inc., a Delaware corporation and wholly owned subsidiary of Company ("Blocker Merger Sub 2"), Arrow Blocker Merger Sub 3, Inc., a Delaware corporation and wholly owned subsidiary of Company ("Blocker Merger Sub 3"), Arrow Blocker Merger Sub 4, Inc., a Delaware corporation and wholly owned subsidiary of Company ("Blocker Merger Sub 4" and together with Blocker Merger Sub 1, Blocker Merger Sub 2, and Blocker Merger Sub 3, each a "Blocker Merger Sub" and collectively the "Blocker Merger Subs"), and Insight Venture Partners, LLC, a Delaware limited liability company, solely in its capacity as the representative for the members of the Target (the "Member Representative"). Pursuant to the Merger Agreement, (i) Target will be merged with and into Target Merger Sub, with Target surviving as a wholly owned subsidiary of the Company (the "Company Merger"), and (ii) each Blocker will be merged with and into a Blocker Merger Sub, with the Blockers surviving as wholly owned subsidiaries of the Company (the "Blocker Mergers" and together with the Company Merger, the "Mergers"). Upon the respective times of each of the Mergers, each unit of equity in Target or the Blockers, as applicable, will be converted into a right to receive the applicable portion of the merger consideration of $510,000,000 (the "Merger Consideration"). The Merger Consideration is subject to adjustment based on Target's net working capital amount and other customary adjustments at closing. In addition, a portion of the Merger Consideration ($4,785,000) will be placed into escrow pursuant to an escrow agreement (the "Escrow Agreement") to secure certain post-closing indemnification obligations in the Merger Agreement. To supplement the potential post-closing indemnification obligations for breaches of Target's or any of the Blockers' representations and warranties and certain other matters, the Company has obtained a representation and warranty insurance policy (the "RWI Policy"), the costs and expenses of which will be paid 50% by the Company and 50% by the Target. The policy is subject to a retention amount, exclusions, policy limits and certain other terms and conditions.
The closing is currently expected to occur in the fourth quarter of 2019 and is subject to customary closing conditions including: (1) the approval of the Merger Agreement and the transactions contemplated therein by the requisite equity holders of the Target and the Blockers; (2) the entry of the parties into the Escrow Agreement; (3) the effectiveness of the RWI Policy; (4) the absence of any injunction or order issued by any court or other governmental authority of competent jurisdiction that enjoins, prevents or prohibits completion of the Mergers; (5) the obtaining of all required consents, approvals and other authorizations of any governmental entity, as described in the Merger Agreement; (6) the entering into by certain officers or directors of the Target of employment agreements or separation agreements, as applicable; (7) the accuracy of the other party's representations and warranties, subject to certain materiality standards set forth in the Merger Agreement; and (8) the fulfillment of each party's pre-closing obligations under the Merger Agreement.
The Mergers are not subject to any financing conditions. The Company plans to fund the Merger Consideration and transaction expenses with cash on hand.
The Merger Agreement contains customary termination rights for the parties thereto, including (1) the right of the Company or the Target to terminate the Merger Agreement if the Mergers are not consummated on or before January 30, 2020 and (2) the right of the Company or the Target to terminate (subject to certain conditions and cure periods) if the other party is in breach of the Merger Agreement and the breach would cause the applicable closing condition related to accuracy of that party's representations and warranties or the performance of that party's obligations under the Merger Agreement to not be met.
Each of the Company, Merger Sub, Target, each of the Blockers and each of the Blocker Merger Subs in the Merger Agreement made customary representations and warranties and agreed to customary covenants, including, among other things, to conduct the Target's and its subsidiaries' businesses prior to the closing of the Mergers in the ordinary course consistent with past practices. The assertions and implications embodied in those representations and warranties and covenants were made solely for purposes of the contract among the parties and may be subject to important qualifications and limitations agreed to by the parties in connection with the negotiated terms. Moreover, some of those representations and warranties (a) may not be accurate or complete as of any specified date, (b) may be subject to a contractual standard of materiality different from those generally applicable to stockholders or (c) may have been used for purposes of allocating risk among the parties rather than establishing matters as facts. Accordingly, the Merger Agreement is included with this filing only to provide investors with information regarding the terms of the Merger Agreement, and not to provide investors with any factual information regarding the Company, Target, Merger Sub, the Blockers, the Blocker Merger Subs or their respective businesses. Investors should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Target or any of their respective subsidiaries or affiliates.
The foregoing description of the Merger Agreement does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, which is filed as Exhibit 2.1 and is incorporated into this report by reference.

Item 7.01. Regulation FD Disclosure.
On October 1, 2019, the Company issued a press release announcing the entering into of the Merger Agreement and the Mergers. The press release is attached as Exhibit 99.1 hereto.
Forward-looking Statements:
This Current Report on Form 8-K contains "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995 with respect to the Mergers and the entering into of the Merger Agreement. Words such as "anticipates," "estimates," "expects," "projects," "forecasts," "intends," "plans," "will," "believes" and words and terms of similar substance used in connection with any discussion identify forward-looking statements. These forward-looking statements are based on management's current expectations and beliefs about future events and are inherently susceptible to uncertainty and changes in circumstances. Except as required by law, the Company is under no obligation to, and expressly disclaims any obligation to, update or alter any forward-looking statements whether as a result of such changes, new information, subsequent events or otherwise. Important factors may affect actual results or outcomes and include: the inability to complete the Mergers; the inability to recognize the anticipated benefits of the Mergers; the Company's ability to meet the listing standards of the New York Stock Exchange following the consummation of the Mergers; unexpected costs, liabilities or delays related to the Mergers; the parties' ability to execute on their respective business plans; the effect of the announcement of the Mergers on the ability of the Target to retain and hire key personnel and maintain relationships with customers, suppliers and others with whom it does business, or on either party's operating results and business generally; the parties' ability to identify and integrate future acquisitions; the performance and security of the combined company's services; potential litigation involving the Company or Target or their respective subsidiaries; the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; and general economic and market conditions impacting demand for the combined company's products and services. Other factors include the possibility that the Mergers do not close, including due to the failure to receive required security holder approvals, or the failure of other closing conditions. Additional factors could also adversely affect the Company's operations, business or financial results in the future and cause the Company's actual results to differ materially from those contained in the forward-looking statements, including those factors discussed in detail in the "Risk Factors" sections contained in the Company's Annual Report on Form 10-K for the year ended December 31, 2018 and its subsequent Quarterly Reports on Form 10-Q, or other factors listed in Current Reports on Form 8-K and other filings with the SEC, which are available on the SEC's website at www.sec.gov and the Investor Relations section of Q2's website at http://investors.q2ebanking.com.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated September 30, 2019, by and among the Company, Merger Sub, Target, the Blockers, Blocker Merger Subs and the Member Representative.
99.1	Press Release, dated October 1, 2019, issued by the Company.*
* In accordance with general instruction B.2 to Form 8-K, the information in this Form 8-K under Item 7.01 (Regulation FD Disclosure) shall be deemed "furnished" and not "filed" with the SEC for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Q2 HOLDINGS, INC.

October 1, 2019	/s/ Jennifer N. Harris Jennifer N. Harris Chief Financial Officer